Exhibit 10.15

CONTRATO INDIVIDUAL DE TRABAJO POR TIEMPO INDETERMINADO QUE CELEBRAN POR UNA PARTE, LA EMPRESA GLOBAL CONSOLIDATED AESTHETICS MEXICO, S. DE R.L. DE C.V., (LA “EMPRESA”), REPRESENTADA EN ESTE ACTO POR BARRY HATT AND AYSE KOCAK Y POR SU PROPIO DERECHO JOSE BERNARDO GARDUÑO LOMELÍ, (“EL TRABAJADOR”), AL TENOR DE LAS SIGUIENTES DECLARACIONES Y CLÁUSULAS.	INDIVIDUAL EMPLOYMENT AGREEMENT FOR AN INDEFINITE TERM ENTERED INTO BY AND BETWEEN GLOBAL CONSOLIDATED AESTHETICS MEXICO, S. DE R.L. DE C.V., (THE “COMPANY”), REPRESENTED HEREIN BY BARRY HATT AND AYSE KOCAK AND BY HIS OWN BEHALF JOSE BERNARDO GARDUÑO LOMELI, (THE “EMPLOYEE”), IN ACCORDANCE WITH THE FOLLOWING RECITALS AND CLAUSES.

DECLARACIONES	RECITALS

Declara LA EMPRESA:	The COMPANY recites:

1. Ser una sociedad mercantil, constituida conforme a las leyes mexicanas y con domicilio en la Ciudad de México.	1. It is a commercial entity incorporated under the laws of Mexico and with domicile at Mexico City.

2. Que requiere de los servicios personales del TRABAJADOR, para que preste sus servicios como Mexico Country Manager / Regional Manager of Hispanic Latin America.	2. That it requires the personal services of the EMPLOYEE to provide services as Mexico Country Manager / Regional Manager of Hispanic Latin America.

Declara EL TRABAJADOR:	The EMPLOYEE recites:

1. Ser de nacionalidad Mexicana, de 44 anos de edad, y con domicilio en Petén 241-201 Colonia Narvarte, México, D.F. 03020.	1. To be a Mexican national, 44 years of age, and domiciled at Petén 241-201 Colonia Narvarte, México, D.F. 03020.

2. Que se encuentra plenamente facultado para celebrar el presente Contrato.	2. He has the legal capacity to enter into this Agreement.

CON BASE EN LO ANTERIOR, las partes acuerdan las siguientes:	BASED ON THE FOREGOING, the parties agree to the following:

CLÁUSULAS	CLAUSES

PRIMERA.- La duración del presente Contrato será por tiempo indeterminado a par tir de la fecha de su celebracion.	FIRST.- The term of this Agreement will be indefinite as of the date of its execution.

SEGUNDA.- El TRABAJADOR se desempetiard como Mexico Country Manager / Regional Manager of Hispanic Latin America. En forma enunciativa mas no limitativa, las	SECOND.- The EMPLOYEE shall serve as Mexico Country Manager / Regional Manager of Hispanic Latin America. Including but not limited, EMPLOYEE’s main obligations and

principals obligaciones y responsabilidades del TRABAJADOR serán: Administrar los asuntos comerciales de CGA Mexico y las relaciones de, negocios de GCAL con el Hispanic Latin American Distribution network.	duties will be: Managing the commercial affairs of GCA Mexico and the business relationships of GCAL with its Hispanic Latin American Distribution network.

El TRABAJADOR reconoce y acepta que prestará sus servicios en cualquier lugar que sea determinado por la EMPRESA.	The EMPLOYEE acknowledges and agrees that he will be providing services at any location to be determined by the COMPANY.

TERCERA.- La jornada de trabajo será de 48 horas (cuarenta y ocho) horas a la semana, distribuidas de acuerdo con las necesidades del servicio.	THIRD.- The weekly work shift will be of 48 (forty eight) hours, distributed according to the needs of the service.

CUARTA.- Ambas partes convienen y el TRABAJADOR otorga su consentimiento expreso que la EMPRESA podrá modificar o cambiar el horario de labores, cuando lo considere indispensable y de acuerdo con las necesidades de la misma.	FOURTH.- Both parties agree and the EMPLOYEE expressly consents that the COMPANY may modify or change the working schedule, as it deems it necessary pursuant to its needs.

QUINTA.- La EMPRESA debera de pagar al TRABAJADOR por los servicios prestados en los terminos es este Contrato, un salario bruto base anual de $2,114,250.00 pesos mexicanos, moneda del curso legal de los Estados Unidos Mexicanos, el cual incluye el pago de dias festivos y descansos semanales y que se encuentra sujeto a las retenciones de impuestos que correspondan y demas retenciones aplicables de acuerdo con las leyes mexicanas.	FIFTH.- The COMPANY shall pay the EMPLOYEE for the services provided pursuant to this Agreement, an annual base gross salary of MX$2,114,250.00 Mexican pesos, official currency of the United Mexican States, which includes the payment of mandatory holidays and weekly rest days; and shall be subject to the tax withholdings and any other applicable withholdings as required under Mexican Law.

La EMPRESA rembolsara al TRABAJADOR los gastos de viaje relacionados con el negocio, de conformidad con las politicas de la EMPRESA.	The COMPANY will reimburse the EMPLOYEE with business travel related expenses according to COMPANY’s policies.

El salario se pagard en dos exhibiciones mensuales.	The salary will be paid in two installments each month.

SEXTA.- Serán días de descanso obligatorio con goce de salario, los estipulados en el Articulo 74 de la Ley Federal del Trabajo.	SIXTH.- The mandatory holidays with full salary paid shall be those provided for in Article 74 of the Federal Labor Law.

SÉPTIMA.- El TRABAJADOR tendrá derecho a recibir un periodo anual de vacaciones de 15 dias al final del primer ano de servicios. Al final del segundo atio de servicios, el TRABAJADOR tendra derecho a recibir un periodo anual de vacaciones de 22 días. Además, el TRABAJADOR recibirá una prima vacacional del 25% sobre los dias de vacaciones.	SEVENTH.- The EMPLOYEE will be entitled to an annual vacation period of 15 days at the end of the first year of employment. As of the end of the second year of employment, the EMPLOYEE will be entitled to an annual vacation period of 22 days. In addition, the EMPLOYEE will be entitled to a vacation premium of 25% of the days of vacations.

OCTAVA.- Los contratantes convienen expresamente a someterse a la Ley Federal del Trabajo vigente en Mexico y a cumplir fielmente todas las obligaciones que les impone la Ley, en uniOn de las que deriven de este Contrato y las politicas y reglamentos de la EMPRESA.	EIGHTH.- The parties expressly agree to submit to the Federal Labor Law in force in Mexico, and faithfully comply with all the obligations imposed by such Law, together with the provisions of this Agreement and all policies and regulations of the COMPANY.

NOVENA- El TRABAJADOR, durante la vigencia de la relación de trabajo, se obliga a asistir a los cursos de capacitación y adiestramiento de acuerdo con los requerimientos de la EMPRESA y el grupo de Empresas y a cumplir con todas las politicas y procedimientos informados al TRABAJADOR.	NINTH.- The EMPLOYEE, during the term of the employment relationship, agrees to attend training and instruction courses as may be requested by the COMPANY or group of Companies and to comply with all applicable COMPANY policies and procedures made known to EMPLOYEE.

DÉCIMA.- El TRABAJADOR recibirá cada ano 15 dias de salario base como aguinaldo, prorrateados considerando la fecha de ingreso. Dicha prestación será pagada antes del 20 de diciembre de cada ano.	TENTH.- The EMPLOYEE will receive every year, the amount of 15 days of base salary pro-rata based on the commencement date as Christmas Bonus. Such benefit will be payable prior to December 20 of each year.

DÉCIMA PRIMERA.- El TRABAJADOR se obliga a prestar sus servicios establecidos en este Contrato en cualquier lugar que la EMPRESA determine de acuerdo con las necesidades del servicio.	ELEVENTH.- The EMPLOYEE agrees to render the services contemplated by this Agreement in any place designated by the COMPANY according to the requirements of the services.

DÉCIMA SEGUNDA.- Las partes manifiestan su conformidad en que todo lo no regulado específicamente en este Contrato respecto de las obligaciones y derechos que les corresponden en sus calidades de patrOn y trabajador, se sujetaran a las disposiciones aplicables de la Ley Federal del Trabajo y sus reglamentos.	TWELFTH.- The parties agree that those matters not specifically regulated by this Agreement related to their rights and obligations as employer and employee, shall be governed by the applicable provisions of the Federal Labor Law and its regulations.

DÉCIMA TERCERA.- Al momento en que la relación laboral concluya por cualquiera de las causas establecidas en la Ley Federal del Trabajo, el TRABAJADOR se obliga a devolver a la EMPRESA cualquier información propiedad de la misma asi como las herramientas, implementos o bienes propiedad o que le fueron proporcionados por la EMPRESA.	THIRTEENTH.- Upon the conclusion of the labor relationship as a result of any circumstance set forth in the Federal Labor Law, the EMPLOYEE agrees to return to the COMPANY any proprietary information owned by the COMPANY along with any work tools and goods owned or otherwise provided by the COMPANY

DÉCIMA CUARTA.- El TRABAJADOR reconoce que con motivo de la prestación de sus servicios para la EMPRESA, tendra acceso a informaciOn de aplicaciOn industrial y comercial de la EMPRESA que representa una ventaja competitiva para la EMPRESA con respecto a sus competidores o terceras personas y que dicha informacion es mantenida y guardada como confidential por la EMPRESA por tratarse de information que constituye un SECRETO INDUSTRIAL para la misma, motivo por el cual, dicha informaciOn no puede ser divulgada a terceras personas. Por lo tanto, el TRABAJADOR se obliga a no revelar a terceras personas dicha informaciOn por ningim motivo o razon, ni a hacer un uso indebido de la misma y reconoce que, el hecho de divulgar dicha information o hacer un uso indebido de ella, automaticamente lo beneficia a él o beneficia a terceras personas y causa un dano a la EMPRESA.	FOURTEENTH.- The EMPLOYEE acknowledges that as a result of the rendering of services to the COMPANY, he will have access to information of industrial and commercial application of the COMPANY which information represents a competitive advantage for the COMPANY with respect to its competitors or third parties and that such information is maintained and kept by the COMPANY as confidential, as it is considered information that constitutes an INDUSTRIAL SECRET for the COMPANY, and said information may not be disclosed to third parties. Therefore, the EMPLOYEE agrees neither to disclose such information to third parties for any cause or reason, nor to misuse it and acknowledges that the disclosure of such information or its misuse, automatically benefits him or third parties and damages the COMPANY.

DÉCIMA QUINTA.- El TRABAJADOR reconoce que con motivo de la prestación de sus servicios para la EMPRESA, tendrá acceso a información personal y privada concerniente a diversas personas fisicas, directa o indirectamente relacionadas con la EMPRESA, incluyendo sin limitation: (i) profesionistas; prestadores de servicio; empleados, (iv) clientes; (vii) proveedores, entre otros, (los “Datos Personales”). Por tanto, el EMPLEADO, reconoce y acepta que, de conformidad con lo establecido por la Ley Federal de Protection de Datos Personales en Posesion de los Particulares (la “Ley de Protección de Datos”), el TRABAJADOR es un sujeto regulado por la Ley, y consecuentemente se obliga, en todo momento durante y con posterioridad a la conclusión de su relación laboral con la EMPRESA por cualquier causa, a cumplir con las disposiciones de la Ley de Protección de Datos a ese respecto.	FIFTEENTH.- The EMPLOYEE acknowledges and agrees that as a consequence of the rendering of the services to the COMPANY, he will have access to the personal and private information with respect to various persons that are direct or indirectly related to the COMPANY, including without limitation: (i) independent contractors; (ii) service providers; (iii) employees, (iv) clients; (v) suppliers, among others, (the “Personal Data”). Therefore, the EMPLOYEE acknowledges and agrees that as provided by the Federal Law for the Protection of Personal Information in Possession of Private Parties, (Ley Federal de Proteccion de Datos Personales en Posesion de los Particulares) (the “Data Protection Law”), the EMPLOYEE is an individual regulated by the Law, and therefore is obligated, all the time, during and after the conclusion of his labor relationship with the COMPANY for any cause, to comply with all the provisions of the Data Protection Law in such regard.

Por lo tanto, el TRABAJADOR se obliga a cumplir con dichas disposiciones en todo momento durante la vigencia de su relación laboral con la EMPRESA y con posterioridad a la conclusion de la misma por cualquier causa, reconociendo expresamente que la falta de cumplimiento a dichas obligaciones generara la posibilidad para la EMPRESA de concluir la relación laboral de forma justificada y sin responsabilidad para la misma, y el TRABAJADOR podrá ser acreedor a alguna de las sanciones establecidas en la Ley.	Therefore, the EMPLOYEE will comply with such provisions all the time of the duration of his labor relationship with the COMPANY and after the conclusion of the labor relationship for any cause, expressly accepting that the noncompliance of such obligations may generate the possibility for the COMPANY to terminate the labor relationship with just cause without responsibility for the COMPANY and the EMPLOYEE may receive any of the sanctions provide by the Law.

DÉCIMA SEXTA.- Prestación Adicional:	SIXTEENTH.- Additional Benefit:

Bono Anual de acuerdo con las politicas de la EMPRESA y sujeto al complimiento de objetivos/métricas anuales para el 2013 establecidas por la EMPRESA, con un objetivo máximo de €20,000.00 EUROS al ailo. La EMPRESA determinará el calculo del mes 15 por el periodo 2012/2013. Cualquier importe será determinado a la entera discreciOn de la EMPRESA y estará sujeto a retenciones de impuestos.	Annual Bonus according to COMPANY’s policies and subject to compliance of annual metrics for 2013 provided by the COMPANY, with a maximum target of €20,000.00 EUROS per year. The COMPANY will address the 15 month calculation for the 2012 / 2013 period. Any amount will be determined at the sole discretion of the COMPANY and will be subject to tax withholdings.

DÉCIMA SÉPTIMA.- Cualquier modificación al presente Contrato deberá realizarse por escrito y ambas partes manifiestan su conformidad que cualquier modificacion verbal no tendrá efecto alguno.	SEVENTEENTH.- Any amendment to this Agreement must be made in writing and both parties agree that any oral amendment will have no effect.

DÉCIMA OCTAVA.- El presente Contrato deja sin efecto cualquier otro acuerdo verbal o escrito entre las partes.	EIGHTEENTH.- This Agreement supersedes any other previous oral or written agreement between the parties.

DÉCIMA NOVENA.- Si alguna disposicion de este Contrato es declarada ilegal, invalida o no aplicable por parte de la Junta de Conciliacion y Arbitraje competente, dicha disposicion no afectara de manera alguna la validez del resto de las clausulas de este Contrato.	NINETEENTH.- If any provision of this Agreement is declared illegal, invalid or unenforceable by a competent Labor Court, it shall not affect the validity of the remaining provisions of this Agreement.

VIGESIMA.- Este Contrato estará sujeto a las Leyes de México, particularmente la Ley Federal del Trabajo y sus reglamentos. Cualquier controversia entre las partes estard sujeta a la jurisdicción de las Junta de Conciliación y Arbitraje competentes.	TWENTIETH.- This Agreement shall be governed by the Laws of Mexico, particularly the Federal Labor Law and its regulations. Any controversy between the parties shall be subject to the jurisdictions of the competent Mexican Labor Courts.

Leído que fue por ambas partes este Contrato y sabedores de las obligaciones que contraen, lo ratifican y firman el dia 15 de octubre de 2012.	Once this Agreement was read by both parties and being aware of the obligations they assume, they ratify and execute it on October 15, 2012.

/s/ Barry Hatt	/s/ Bernando Garduño	/s/ Barry Hatt	/s/ Bernando Garduño
LA EMPRESA	EL TRABAJADOR	THE COMPANY	THE EMPLOYEE

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